Exhibit H


                               Subsidiary Listing


The following is a listing, as of December 31, 1997, of the subsidiaries of each registrant and their state of incorporation or organization indented to show degree of remoteness from registrant.

                                                   State or Country of
                                                     Organization or
                  Name of Company                     Incorporation

Cinergy Corp.                                            Delaware

  The Cincinnati Gas & Electric Company                  Ohio
    The Union Light, Heat and Power Company              Kentucky
    Lawrenceburg Gas Company                             Indiana
    The West Harrison Gas and Electric Company           Indiana
    Miami Power Corporation                              Indiana
    KO Transmission Company                              Kentucky
    Tri-State Improvement Company                        Ohio

  PSI Energy, Inc.                                       Indiana
    South Construction Company, Inc.                     Indiana
    PSI Energy Argentina, Inc.*                          Indiana

  Cinergy Services, Inc.                                 Delaware

  Cinergy Investments, Inc.                              Delaware
    Cinergy-Cadence, Inc.                                Indiana
      Cadence Network LLC (33 1/3%)                      Delaware
    Cinergy Capital & Trading, Inc.                      Indiana
      CinCap IV, LLC                                     Delaware
    Cinergy Communications, Inc.                         Delaware
    Cinergy Engineering, Inc.                            Ohio
    Cinergy International, Inc.                          Indiana
    Cinergy Global Power, Inc.                           Delaware
      Cinergy MPI I, Inc.                                Cayman Islands
      Cinergy MPI II, Inc.                               Cayman Islands
      Cinergy MPI III, Inc.                              Cayman Islands
      Cinergy MPI IV, Inc.                               Cayman Islands
      Cinergy MPI V, Inc.                                Cayman Islands
      Cinergy MPI VI, Inc.                               Cayman Islands
      Cinergy MPI VII, Inc.                              Cayman Islands
      Cinergy MPI VIII, Inc.                             Cayman Islands
      Cinergy MPI IX, Inc.                               Cayman Islands
      Cinergy MPI X, Inc.                                Cayman Islands
      Cinergy MPI XI, Inc.                               Cayman Islands
      Cinergy MPI XII, Inc.                              Cayman Islands
      Cinergy MPI XIII, Inc.                             Cayman Islands
      Cinergy MPI XIV, Inc.                              Cayman Islands
      Cinergy MPI XV, Inc.                               Cayman Islands
      MPII (Zambia) B.V.                                 The Netherlands
        Copperbelt Energy Corporation plc (39%)*         Zambia
      MPI International Limited                          England
    Cinergy Resources, Inc.                              Delaware
    Cinergy Solutions, Inc.                              Delaware
    (In Illinois d/b/a Cinergy Solutions of Illinois, Inc.,
     In Ohio d/b/a Cinergy Solutions of Ohio, Inc.)
      Trigen-Cinergy Solutions LLC (50%)                 Delaware
      Trigen-Cinergy Solutions of Cincinnati LLC (51%)   Ohio
      Trigen-Cinergy Solutions of Illinois L.L.C. (49%)  Delaware
    Cinergy Technology, Inc.                             Indiana
    Cinergy UK, Inc.                                     Delaware
      Avon Energy Partners Holdings (50%)                England
        Avon Energy Partners PLC                         England
          Midlands Electricity plc*                      England
    Enertech Associates, Inc.                            Ohio
    PSI Argentina, Inc.                                  Indiana
      Costanera Power Corp.                              Indiana
    PSI Power Resource Development, Inc.                 Indiana
    PSI Sunnyside, Inc.                                  Indiana
    PSI T&D International, Inc.                          Indiana
      PSI Yacyreta, Inc.                                 Indiana




* FUCO